Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended February 29, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(3,577,033)
Unrealized Gain (Loss) on Market Value of Commodity Futures	2,411,543
Dividend Income	45,514
Interest Income	28,833
ETF Transaction Fees	1,050
Total Income (Loss)	$(1,090,093)

Expenses
General Partner Management Fees	$10,859
Professional Fees	18,905
Brokerage Commissions	1,346
Directors' Fees and insurance	1,800
License fees	217
Total Expenses	33,127
Expense Waiver	(20,097)
Net Expenses	$13,030
Net Income (Loss)	$(1,103,123)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/24	$23,875,018
Additions (150,000 Shares)	1,174,285
Withdrawals (1,000,000 Shares)	(7,745,413)
Net Income (Loss)	(1,103,123)

Net Asset Value End of Month	$16,200,767
Net Asset Value Per Share (2,000,000 Shares)	$8.10

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596